Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the ordinary shares of Puyi Inc. dated as of February 13, 2020 is signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

YU Haifeng

By:	/s/ YU Haifeng

Worldwide Success Group Limited

By:	/s/ YU Haifeng
YU Haifeng
Director

Winter Dazzle Limited

By:	/s/ YU Haifeng
YU Haifeng
Director

Danica Surge Limited

By:	/s/ YU Haifeng
YU Haifeng
Director

Advance Tycoon Limited

By:	/s/ YU Haifeng
YU Haifeng
Director

February 13, 2020